            NEWS RELEASE

FORWARD AIR CORPORATION REPORTS THIRD QUARTER RESULTS
THIRD QUARTER REVENUE INCREASES OVER 24%
THIRD QUARTER EPS INCREASES 16.7%

GREENEVILLE, Tenn.—(BUSINESS WIRE)—October 20, 2008—Forward Air Corporation (NASDAQ:FWRD) today reported record revenue, operating income, net income and diluted earnings per share for the third quarter and nine months ended September 30, 2008.

Operating revenue for the quarter ended September 30, 2008 increased 24.2% to $121.5 million from $97.8 million for the same quarter in 2007.  Income from operations was $19.3 million, compared with $16.9 million for the third quarter of 2007, an increase of 14.2%.  As a percent of operating revenue, income from operations decreased to 15.9% from 17.3% for the same quarter last year.  Net income during the period increased by $1.3 million, or 12.5%, to $12.1 million from $10.8 million in the third quarter of 2007.  Income per diluted share from operations for the third quarter of 2008 was $0.42 compared with $0.36 in the same quarter in 2007, an increase of 16.7%.

Operating revenue for the nine months ended September 30, 2008 increased 26.1% to $351.0 million from $278.3 million for the same period in 2007.  Income from operations was $56.2 million, compared with $51.1 million in the prior-year period, an increase of 10.2%.  As a percent of operating revenue, income from operations decreased to 16.0% for the first nine months of 2008 from 18.4% in 2007.  Net income during the period increased 5.2% to $34.2 million from $32.5 million in the prior-year period.  Income per diluted share from operations for the first nine months of 2008 was $1.18 compared with $1.08 in the prior-year period, an increase of 9.3%.

Bruce Campbell, Chairman, President and CEO, commented, “We are very pleased to announce record revenues, income and earnings for the third quarter.  Our people’s ability to react to the mid-quarter industry-wide decline in freight makes this performance truly extraordinary.  Outside of the slowing in our core airport-to-airport business we continued to see impressive results from our TLX truckload brokerage and our Forward Air Complete door-to-door delivery groups.”

Commenting further, Mr. Campbell said, “On September 8th our Forward Air Solutions segment completed the acquisition of Spartanburg, South Carolina based pool transportation provider Service Express.  This acquisition adds 5 new terminals in cities that compliment our geographic footprint in the Southeast and Mid-Atlantic.  In our existing pool business, the quarter saw several organic sales wins and we were able to make great progress toward completing the integration of our late first quarter acquisition of Pinch Transportation.  Our people are working hard to position Solutions for success in 2009, regardless of the economic environment.”

In commenting on the third quarter, Rodney L. Bell, Senior Vice President and CFO, said, “We posted a record $20.9 million cash flow from operations for the quarter which is a 13% increase over the third quarter of 2007.  It was satisfying to see the strong cash flow characteristics of our model validated, even in this challenging environment.”

Commenting further, Mr. Bell said, “We anticipate fourth quarter year-over-year revenue growth in the 14-19% range and expect income per diluted share to be between $0.40 and $0.44 per share.”

Review of Financial Results

Forward Air will hold a conference call to discuss third quarter 2008 results on Tuesday, October 21, 2008 at 9:00 a.m. EDT.  The Company’s conference call will be available online at www.forwardair.com or by dialing 800.841.9385.  A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates two business segments, Forward Air, Inc. and Forward Air Solutions, Inc.

Forward Air, Inc. is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 83 terminals located on or near major airports in the United States and Canada.  It provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of 20 terminals within the Mid-Atlantic, Southeast, Midwest and Southwestern United States.

Forward Air Corporation
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Operating revenue:
Forward Air
Airport-to-airport	$85,901	$75,671	$257,147	$227,128
Logistics	15,597	11,785	42,688	30,650
Other	6,487	5,220	18,464	15,399
Forward Air Solutions
Pool distribution	13,499	5,070	32,685	5,070
Total operation revenue	121,484	97,746	350,984	278,247

Operating expenses:
Purchased transportation
Forward Air
Airport-to-airport	33,388	29,779	98,432	90,049
Logistics	11,227	9,255	31,224	23,551
Other	1,764	1,530	4,941	4,303
Forward Air Solutions
Pool distribution	2,505	720	5,743	720
Total purchased transportation	48,884	41,284	140,340	118,623
Salaries, wages and employee benefits	28,504	22,026	84,355	61,004
Operating leases	6,183	4,474	16,918	12,091
Depreciation and amortization	4,134	2,855	11,830	7,729
Insurance and claims	1,816	1,649	5,690	5,251
Fuel expense	3,052	578	8,466	1,088
Other operating expenses	9,583	7,976	27,146	21,404
Total operating expenses	102,156	80,842	294,745	227,190
Income from operations	19,328	16,904	56,239	51,057

Other (expense) income:
Interest expense	(210)	(55)	(839)	(136)
Other, net	115	304	325	1,525
Total other (expense) income	(95)	249	(514)	1,389
Income before income taxes	19,233	17,153	55,725	52,446
Income taxes	7,136	6,400	21,519	19,925
Net income	$12,097	$10,753	$34,206	$32,521

Net income per share:
Basic	$0.42	$0.36	$1.19	$1.09
Diluted	$0.42	$0.36	$1.18	$1.08
Weighted average shares outstanding:
Basic	28,871	29,472	28,782	29,868
Diluted	29,139	29,866	29,067	30,229

Dividends	$0.07	$0.07	$0.21	$0.21

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	September 30,	December 31,
	2008	2007 (a)
Assets
Current assets:
Cash	$17,591	$4,909
Accounts receivable, net	72,263	59,734
Other current assets	8,113	6,807
Total current assets	97,967	71,450

Property and equipment	174,263	158,354
Less accumulated depreciation and amortization	60,247	55,322
Total property and equipment, net	114,016	103,032
Goodwill and other acquired intangibles:
Goodwill	54,957	36,053
Other acquired intangibles, net	35,953	29,991
Total goodwill and other acquired intangibles	90,910	66,044
Other assets	2,029	1,358
Total assets	$304,922	$241,884

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,175	$11,714
Accrued expenses	17,220	14,274
Current portion of debt and capital lease obligations	2,416	830
Total current liabilities	30,811	26,818

Debt and capital lease obligations, less current portion	54,565	31,486
Other long-term liabilities	3,319	4,476
Deferred income taxes	7,785	7,371

Shareholders’ equity:
Common stock	289	286
Additional paid-in capital	8,565	--
Retained earnings	199,588	171,447
Total shareholders’ equity	208,442	171,733
Total liabilities and shareholders’ equity	$304,922	$241,884

(a) Taken from audited financial statements, which are not presented in their entirety

Forward Air Corporation
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30,	September 30,
	2008	2007
Operating activities:
Net income	$34,206	$32,521
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	11,830	7,729
Share-based compensation	4,571	2,429
Loss (gain) on sale of property and equipment	36	(215)
Provision for loss (recovery) on receivables	245	(23)
Provision for revenue adjustments	3,273	1,801
Deferred income taxes	635	1,212
Increase in income taxes payable to stock options exercised	(1,148)	(362)
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(16,092)	(6,727)
Prepaid expenses and other current assets	(1,932)	3,913
Accounts payable and accrued expenses	2,398	1,478
Net cash provided by operating activities	38,022	43,756

Investing activities:
Proceeds from disposal of property and equipment	46	327
Purchases of property and equipment	(12,680)	(44,613)
Proceeds from sales or maturities of available-for-sale securities	--	133,310
Purchases of available-for-sale securities	--	(82,260)
Acquisition of businesses	(29,299)	(12,983)
Other	(167)	(881)
Net cash used in investing activities	(42,100)	(7,100)

Financing activities:
Payments of debt and capital lease obligations	(1,172)	(207)
Borrowing on line of credit	45,000	--
Payments on line of credit	(25,000)	--
Proceeds from exercise of stock options	3,085	881
Payments of cash dividends	(6,062)	(6,293)
Common stock issued under employee stock purchase plan	145	138
Repurchase of common stock	--	(31,220)
Cash settlement of share-based awards for minimum tax withholdings	(384)	(242)
Tax benefit for stock options exercised	1,148	362
Net cash provided by (used in) financing activities	16,760	(36,581)
Net increase in cash	12,682	75
Cash at beginning of period	4,909	8,231
Cash at end of period	$17,591	$8,306

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of
	2008	Revenue	2007	Revenue
Operating revenue
Forward Air	$108.6	89.4%	$92.7	94.8%
FASI	13.6	11.2	5.1	5.2
Intercompany Eliminations	(0.7)	(0.6)	--	--
Total	121.5	100.0	97.8	100.0

Purchased transportation
Forward Air	46.5	42.8	40.6	43.8
FASI	3.1	22.8	0.7	13.7
Intercompany Eliminations	(0.7)	100.0	--	--
Total	48.9	40.2	41.3	42.2

Salaries, wages and employee benefits
Forward Air	23.0	21.2	19.7	21.3
FASI	5.5	40.5	2.3	45.1
Total	28.5	23.5	22.0	22.5

Operating leases
Forward Air	4.7	4.3	4.1	4.4
FASI	1.5	11.0	0.4	7.8
Total	6.2	5.1	4.5	4.6

Depreciation and amortization
Forward Air	3.6	3.3	2.6	2.8
FASI	0.5	3.7	0.3	5.9
Total	4.1	3.4	2.9	3.0

Insurance and claims
Forward Air	1.7	1.6	1.5	1.6
FASI	0.1	0.7	0.1	2.0
Total	1.8	1.5	1.6	1.6

Fuel expense
Forward Air	1.6	1.5	0.3	0.3
FASI	1.5	11.0	0.3	5.9
Total	3.1	2.5	0.6	0.6

Other operating expenses
Forward Air	8.2	7.5	7.4	8.0
FASI	1.4	10.3	0.6	11.8
Total	9.6	7.9	8.0	8.2

Income from operations
Forward Air	19.3	17.8	16.5	17.8
FASI	0.0	0.0	0.4	7.8
Total	$19.3	15.9%	$16.9	17.3%

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Nine months ended
	September 30,	Percent of	September 30,	Percent of
	2008	Revenue	2007	Revenue
Operating revenue
Forward Air	$319.8	91.1%	$273.2	98.2%
FASI	32.8	9.4	5.1	1.8
Intercompany Eliminations	(1.6)	(0.5)	--	--
Total	351.0	100.0	278.3	100.0

Purchased transportation
Forward Air	134.6	42.1	117.9	43.2
FASI	7.3	22.3	0.7	13.7
Intercompany Eliminations	(1.6)	100.0	--	--
Total	140.3	40.0	118.6	42.6

Salaries, wages and employee benefits
Forward Air	70.3	22.0	58.7	21.5
FASI	14.1	43.0	2.3	45.1
Total	84.4	24.1	61.0	21.9

Operating leases
Forward Air	13.6	4.2	11.7	4.3
FASI	3.3	10.0	0.4	7.8
Total	16.9	4.8	12.1	4.3

Depreciation and amortization
Forward Air	10.6	3.3	7.4	2.7
FASI	1.2	3.6	0.3	5.9
Total	11.8	3.4	7.7	2.8

Insurance and claims
Forward Air	5.1	1.6	5.2	1.9
FASI	0.6	1.8	0.1	2.0
Total	5.7	1.6	5.3	1.9

Fuel expense
Forward Air	4.8	1.5	0.8	0.3
FASI	3.7	11.3	0.3	5.9
Total	8.5	2.4	1.1	0.4

Other operating expenses
Forward Air	23.7	7.4	20.8	7.6
FASI	3.5	10.7	0.6	11.8
Total	27.2	7.7	21.4	7.7

Income (loss) from operations
Forward Air	57.1	17.9	50.7	18.5
FASI	(0.9)	(2.7)	0.4	7.8
Total	$56.2	16.0%	$51.1	18.4%

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-END-

CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com